RESTATED COGNOVIT PROMISSORY NOTE

This note is a restatement and continuation of that certain Cognovit Promissory Note dated July 3, 2009, in the original principal amount of $250,000 (the "Original Note") from The Guitammer Company, an Ohio corporation ("Guitammer-Ohio"), to Forest Capital, LLC, an Ohio limited liability company ("FC") whose address is 1970 Jewett Road, Powell, Ohio 43065. For value received, on December 21, 2011, Guitammer-Ohio and The Guitammer Company, a Nevada corporation and parent company to Guitammer-Ohio (collectively, "Makers") and FC agreed to reduce the note by $100,000 in exchange for Common Stock. For value received, Guitammer-Ohio and The Guitammer Company, a Nevada corporation and parent company to Guitammer-Ohio (collectively, "Makers"), hereby jointly and severally promise to pay the order of Payee the sum of $150,000, with interest on the unpaid principal balance computed from December 20, 2011 until paid in full at the rate of 8.00% per annum, compounded annually. All accrued and unpaid interest on this note shall be payable to Payee on January 3, 2013, and all unpaid principal and all remaining accrued and unpaid interest shall be payable to Payee in full on January 3, 2014 (the "Maturity Date").

This note may be prepaid in full or in part at any time. All payments and prepayments, if any, under this note shall be made to Payee at the foregoing address in Powell, Ohio, or at such other address as may be designated by the holder of this note to Makers in writing from time to time, and shall be deemed received by Payee as of the first date that such payment is immediately available to Payee in collected federal funds. Any payment or prepayment on this note shall be applied, first, to the payment of any accrued and unpaid interest, if any, as of the date of receipt and, then, to the principal balance. In all events, this note shall be paid in full by the Maturity Date.

Payee's rights and remedies hereunder are cumulative, and may be exercised together, separately, and in any order. No delay on the part of Payee in the exercise of any such right or remedy shall operate as a waiver. No single or partial exercise by Payee of any right or remedy shall preclude any other further exercise of it or the exercise of any other right or remedy. No waiver or indulgence by Payee shall be effective unless in writing and signed by Payee, nor shall a waiver on one occasion be construed as a waiver of any other occurrence in the future.

Makers hereby assent to the release in whole or in part of any collateral held by the holder of this Note as security for the payment of this Note, and further acknowledge that the holder need not proceed against any collateral held by the holder before proceeding against either of Makers or any endorser of this Note.

If Makers are in default in paying in full any installment of this note when due, or if there is any default under the Pledge, then this note shall automatically bear interest thereafter until this note is paid in full at the rate of 12.0% per annum from the first date of such default until this note is paid in full, and the entire principal of this note then remaining unpaid, together with all accrued interest, shall, at option of the holder of this note, be immediately due and payable without any further notice or demand.

Makers hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance or default of this note. Makers hereby agree

to reimburse the then holder of this note for all expenses of every kind, including reasonable attorneys' costs and fees, incurred by said holder in connection with the enforcement of the obligations under this note.

Makers hereby each irrevocably authorize any attorney at law to appear for each of Makers in any court in the county where either of Makers resides or signed this note, with or without process, at any time after this note becomes due (by acceleration or otherwise); to waive the issuance and service of process and confess judgment against any or all of Makers in favor of the holder of this note for the amount then appearing due, together with costs of suit, reasonable attorneys' costs and fees, and interest; and thereupon to release all errors and waive all right of second trial, appeal, and stay of execution; but no judgment against one of Makers shall be a bar to any subsequent judgment against the other of Makers against whom judgment has not yet been taken.

Makers hereby represent and warrant to Payee that Makers are entering into this note pursuant to a commercial transaction arising from and in connection with Makers' primary business enterprise.

This note was executed and delivered by Makers to Payee in Delaware County, Ohio, as of December 21, 2011, and shall be construed under the laws of the State of Ohio. Makers acknowledge that, upon delivery of this note to Payee, Payee has returned the Original Note to Makers, which shall be deemed superseded and replaced in its entirety by this note.

THE GUITAMMER COMPANY
an Ohio corporation

By: [signature]
Mark A. Luden, President

THE GUITAMMER COMPANY
a Nevada corporation

By: [signature]
Mark A. Luden, President

<u>WARNING</u> -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE (Sec. 2323.13, O.R.C.).

<u>Maker's Address</u>
6117 Maxtown Road
Westerville, Ohio 43082
Fax No. 1-815-346-9532